EXHIBIT 10.10

                              ACQUISITION AGREEMENT


THIS AGREEMENT dated for reference the 1st day of March, 1999.

BETWEEN:

             Sportsprize  Entertainment Inc.,
             A body corporate incorporated under the laws of the State of Nevada, U.S.A.

             ("SEI")

                                                              OF THE FIRST PART

AND:

             Justin Tighm Innovative Games Inc., of
             6368 Crescent Court,
             Delta, B.C., V4K 4Y5

             ("JT INC")

                                                              OF THE SECOND PART


WHEREAS:

A. JT INC. has developed certain sports lottery schemes that demonstrate on-line betting applications within the entertainment and lottery industry (the "Product");

B. SEI wishes to obtain from JT INC. the exclusive right to improve, enhance, modify, and develop the Product including ownership of any new software and computer codes, trademarks and patents to the Product;

C. The parties desire to set forth the terms and conditions of the exclusive ownership and licensing rights of the Product.

IN CONSIDERATION of the premises, and the covenants and agreements set forth, the parties agree as follows:

1.   Definitions

1.1 In this Agreement (including the recitals) except as expressly provided or the context otherwise requires:


                                                                      [Initials]

     (a) "Agreement means this Agreement including the recitals and schedules hereto, as amended and supplemented;

     (b) "Treasury Shares" means restricted common shares issued from SEI's treasury;

     (c) "Performance Escrow Shares" means Treasury Shares of SEI that qualify to become free trading common shares upon JT INC. meeting certain performance requirements;

     (d) "Person" means and includes an individual, partnership, corporation, joint stock company, joint venture, society, trust or unincorporated association or other entity;

     (e) "Subject-Matter" shall means the Products and all software, web site designs, and sport betting applications, which are related to the product;

     (f) "Letters Patent and Applications for Letters Patent" shall include all letters patent and applications for letters patent which may be, or may have been filed for the Product by JT INC., or for him or in his name or on his behalf at any time, or which have been issued, or may be issued to him, or his benefit, whether filed or issued in the United States of America, the Dominion of Canada or any country whatever, and any reissues, divisions or continuations thereof;

     (g) "New Product" shall include any and all inventions, software, computer codes, technology, industrial design, trade secrets, research or development data and know-how, designs, applications and prototypes relating to the Subject-Matter whether or not patentable, and shall include all engineering or scientific information; processes and formulae; manufacturing data and procedures; machinery, apparatus and equipment design; reports, composition of matter, drawings, specifications and blueprints relating to any method, product, apparatus or articles used in producing the Subject-Matter;

     (i) "Trade-Marks" shall means all trade-marks including all trade names, words or logos, certification marks and distinguishing guises which may be, or may have been filed or registered for the Product by JT INC., or for him or in his name or on his behalf at any time, or which have been issued, or may be issued to him, or his benefit, whether registered or filed in the United States of America, the Dominion of Canada or any country whatever.


                                                                      [Initials]

2.   JT INC.'s Covenants

2.1 Ownership. JT INC. grants to SEI Inc., subject to the conditions set forth in this Agreement, an exclusive and transferable ownership of the Product and New Products throughout the world which shall include the Exclusive Licensed Rights and the exclusive right to manufacture, sell, distribute, license and put into use throughout the world the Subject-Matter embodying the Product set forth or claimed by this Agreement.

2.2 Future Inventions. JT INC. agrees to extend this agreement to include any and all future patents, patent applications, inventions, discoveries, improvements in products, New Products, processes and manufacturing techniques relative to the Subject-Matter falling within the scope of the Letters patent and Applications for Letters Patent and Product included in the Licensed Rights.

2.3 Disclosure Service. JT INC. shall promptly disclose to SEI Inc at no charge all Product now in his possession and any discoveries or inventions which are an improvement to the Product which he may conceive or make, at any time, either alone or while working with others or which may hereafter come into his possession during the term of this agreement and to also promptly disclose to SEI any discovery or invention which is an improvement on the invention claimed in any Letters patent or Applications for Letters patent which he makes or acquires during the term of this Agreement and shall make available to SEI all information relating thereto, including blueprints, sketches, drawings, designs and other data, all such discoveries or inventions shall be deemed to be part of the Subject-Matter for all purposes of this Agreement.

2.4 JT INC.'s Restrictions. JT INC. agrees that he will not during the term of this Agreement, either directly or indirectly, grant to any Person anywhere any further use or license or sublicense to manufacture, sell, distribute, license or put into use any Product covered by this Agreement or to use the Licensed Rights.

2.5 Access to Plans and Advice. Immediately following the execution of this Agreement JT INC. shall provide to SEI copies of all his reports, drawings, specifications and blueprints relating to any method, product, apparatus or article used in producing the Subject-Matter.

2.6  Letters  patent  and  Applications   for  Letters  Patent.   JT  INC.  will

immediately provide written notice to SEI of any and all improvements, discoveries and inventions which he may conceive or make, either alone or while working with others during the term of this Agreement and which relate to the Product and will immediately upon request by SEI and at its expense, execute and deliver any and all instruments and papers necessary or desirable to submit Applications for Letters patent and obtain Letters patent with respect to the inventions, improvements and discoveries, and in general will do all lawful acts and things as may be requested by SEI to obtain Letters patent in any and all countries.

3.   SEI Covenants


                                                                      [Initials]

3.1 Initial Consideration. In consideration of JT INC. granting SEI the ownership of the Product, SEI agrees:

     (a) Upon the execution of this Agreement by all the parties SEI agrees to issue and deliver to JT INC. 50,000 Bonus common Class A Voting shares in the authorized capital of SEI;

     (b) Issue to JT INC. 300,000 Common Class A Shares, to be held in escrow and released upon JT INC. meeting certain performance requirements as set out below;
     i. SEI shall to JT INC. 300,000 Performance Escrow Common Class A Shares when JT INC. delivers a working commercial Product ready for commercial use on a SEI Inc web site.

3.2 Royalty. Commencing the eighteenth Month of this Agreement SEI shall begin to pay to JT INC. a royalty (the "Royalty") of 1% per annum on the Gross Revenue Sales (first million) and 5% (over one million) of the revenue directly related to the Product and New Products manufactured, used, licensed, or sold by SEI "Gross Sales" as used in this Agreement shall mean the gross revenue received by SEI in connection with the manufacture, use, license, or sale, or advertising revenue as a result of the Products this Agreement including receipts from design services, prototyping, software licensing, product licensing, advertising, mailing lists, but does not include any sums collected by SEI for and paid to a taxing authority for retail sales, excise or similar taxes imposed by any governmental authority and does not include credits for any returned Produce and allowances for unreturned defective Product. SEI will follow generally accepted accounting principles (GAPP).

3.3  Royalty  Statements.  Commencing  on the earliest of the dates set forth in section 3.4, SEI shall deliver to JT INC. within 60 days after each anniversary date of this Agreement during the term of this Agreement a report showing for the preceding 12 months the amount of the Gross Sales during that period and the amount of the Royalty accrued during that period.

3.4 Royalty Payments. The Royalty provided for herein shall be paid concurrently with the rendering of the report to JT INC.. The Royalty payments shall commence on the earlier of the second anniversary date of this Agreement or the first anniversary date of this Agreement after the date to which the Product is first put into commercial use.

3.5 Records. In order that the Royalty payable under this Agreement may be determined, and the reports provided for herein be verified, SEI agrees:

     (a) To keep full, complete and accurate books and records showing the quantity of Product manufactured and records of sales of each and every Product manufactured, used, sold, licensed, shipped or otherwise disposed of by SEI under this Agreement.


                                                                      [Initials]

3.6 Payment for Letters Patent and Applications for Letters Patent. SEI agrees to apply for Letters Patent or Applications for Letters patent with respect to any invention, improvements and discoveries SEI shall be responsible for all costs and expenses incurred in connection therewith.

3.7  Confidentiality.   SEI  shall  ensure  that  all  persons  (third  Parties,
employees, independent contractors, investors, etc.) maintain the trade secret information in confidence and sign Confidentiality Agreements.

3.8  Exploitation  of  Product.  SEI  agrees  to  develop,  manufacture,   sell,
distribute, and license and to use its best efforts to promote and market the Product.

4.   Cancellation for Default

4.1 This Agreement shall be subject to cancellation by JT INC. if SEI shall fail to make the Royalty payments when due and in the manner stated provided, however, that if JT INC. cancels this License Agreement, JT INC. shall give SEI 90 days' notice in writing of SEI's default or omission constituting grounds for cancellation, and of its election to cancel this Agreement. In the event of termination, SEI shall not be relieved of its obligations, nor of its duty to make Royalty payments for all Subject-Matter made, on hand, in stock or anywhere under the control of SEI, and SEI shall have the right to sell or license Product and shall account and make payments as required. If SEI fails to remedy the arrears following notice from JT INC., which triggers JT INC.'s rights to terminate this Agreement then JT INC. shall be entitled to an assignment of ownership of the Products.

5.   Termination

5.1 JT INC. shall have the right to terminate this Agreement at any time on or after the filing by SEI of an assignment in bankruptcy, or on or after SEI is either bankrupt or insolvent or after any adjudication that applications for the reorganization, readjustment or rearrangement of the business of SEI under any law or governmental regulation relating to bankruptcy or insolvency, or on or after the appointment of a receiver for all or substantially all of the property or assets of SEI, or on or after the making by SEI of any assignment or attempted assignment for the benefit of creditors, or on or after the institution by SEI of any proceedings for the winding-up of its business. In such a case ownership of the technology shall revert back to JT INC.

6.   No waiver

6.1 No failure or delay on the part of JT INC. to exercise his right of termination or cancellation nor any default by SEI shall be construed to prejudice JT INC." right of termination or cancellation for default or for any other subsequent defaults.


                                                                      [Initials]

7.   Notices

7.1 Any notice, demand, direction, report or other communication required or permitted to be given under this agreement shall be effectually made or given if delivered by prepaid private courier or by facsimile transmission to the address of each of the parties set out below:

     To John JT INC.:

     ----------------------------------------

     ----------------------------------------


     To SEI Ventures Resources Management Inc:

     ----------------------------------------

     ----------------------------------------


Or to such other address or facsimile numbers as either party may designate in the manner set out above. Any notice, demand, direction, report or other communication shall be deemed to have been given and received on the day of prepaid private courier delivery or facsimile transmission.

8.   Service Contract

8.1 Concurrently with the execution of this Agreement SEI shall enter into a service contract with JT INC. substantially in the form and on the terms set out in Schedule "A" attached hereto and forming part hereof whereby JT INC. shall be required to devote substantially all of his time and efforts to further developing the Product.

9.   Arbitration

9.1 All disputes, controversies or claims arising out of or in connection with or in relation to this Agreement shall be determined by a single arbitrator appointed and acting pursuant to the Commercial Arbitration Act (British Columbia) and the decision of the arbitrator will be final and binding on the parties.

10.  Governing Law

10.1 This Agreement is and will be deemed to be an agreement made in and pursuant to the laws of the Province of British Columbia and for all purposes will be exclusively governed by and construed and enforced in accordance with the laws of the Province of British Columbia and the applicable laws of the Federal Parliament of Canada. Any actions shall be in the Jurisdiction of BC.

11.  Further Assurances


                                                                      [Initials]

11.1 JT INC. and SEI will execute and deliver all such further documents and instruments and do all acts and things as may be reasonably required to carry out the full intent and meaning of this Agreement.

12.  Successors and Assigns

12.1 This Agreement shall enure to the benefit and be binding upon JT INC. and SEI and their respective heirs, executors, administrators, permitted successors and permitted assigns. "Successors" include any corporation resulting from the amalgamation of a corporation with any other corporation.

13.  Entire Agreement

13.1 This Agreement constitutes the entire agreement between the parties and all prior verbal and written negotiations, communications and agreements between JT INC. and SEI and their respective representatives are superseded by this Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by all parties.

14.  Counterparts

14.1 This Agreement may be executed in any number of original counterparts, with the same effect as if the parties had signed the same document, and will become effective when one or more counterparts have been signed by all the parties and delivered to each of the other parties. All counterparts will be construed together and evidence only one agreement which, notwithstanding the dates of execution of any counterparts, will be deemed to be dated the date first above written, and only one of which need to be produced for any purpose.


                                                                      [Initials]

15.  Execution by Telecopy

15.1 This Agreement may be executed by the parties and transmitted by facsimile transmission and if so executed and transmitted this agreement will be for all purposes as effective as if the parties had delivered an executed original agreement.

16.  Construction

16. In this Agreement, except as expressly otherwise provided or as the context otherwise requires:

     (a) The headings and captions will be considered as provided for convenience only and as not forming a part of this Agreement and will not be used to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions;

     (b) The words "include" or "including" when following any general term or statement are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters but rather as permitting it to refer to all other items or matters that could reasonably fall within its broadest possible scope;

     (c) An accounting term not otherwise defined has the meaning assigned to it under, and all accounting matters will be determined in accordance with, Generally Accepted Accounting Principles as consistently applied;

     (d)  A  reference  to  currency   means  United  States   currency   unless
          specifically indicated otherwise;

     (e) A reference to a statute includes every regulation made pursuant thereto, all amendments to the statute or to any such regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or any such regulation;

     (f) A reference to time or date is to the local time or date in Vancouver, British Columbia, unless specifically indicated otherwise;

     (g) A reference to a particular corporation includes the corporation derived from the amalgamation of the particular corporation or of a corporation to which such reference is extended by this clause (g), with one or more other corporations;


                                                                      [Initials]

     (h) A word importing the masculine gender includes the feminine or neuter; a word importing the singular includes the plural and vice versa.


IN WITNESS WHEREOF the parties have set their hands and seals this 1st day of March, 1999.


Sportsprize Entertainment Inc.
By it's authorized signatory:

Per:

/s/ [Illegible]
---------------------------------

SIGNED, SEALED AND DELIVERED            )
In the presence of:                     )
                                        )
/s/ [Illegible]                         )
---------------------------------       )
---------------------------------       )    /s/ [Illegible]
---------------------------------       )    ----------------------------------
                                        )    Justin Tighm Innovative Games Inc.
                                        )

                                 ADDENDUM TO THE

                              ACQUISITION AGREEMENT


THIS ADDENDUM dated for reference the 21st day of May, 1999.

BETWEEN:

               Sportsprize Entertainment Inc.,
               A body corporate incorporated under the laws of the State of Nevada, U.S.A.

               ("SEI")

                                                            OF THE FIRST PART

AND:

               Justin Tighm Innovative Games Inc., of
               6368 Crescent Court,
               Delta, B.C., V4K 4Y5

               ("JT INC")

                                                            OF THE SECOND PART

WHEREAS:

A.   JT INC has a royalty right as set out in the original Acquisition Agreement

B.   B. SEI wishes to obtain back from JT INC. the right to that Royalty;

IN CONSIDERATION of the premises, and the covenants and agreements set forth, the parties agree as follows

1.   TERMS

     JT INC shall surrender any and all claims rights or interests in the royalties to the original Agreement.

2.   SEI Covenants

     SEI shall grant to JT INC consideration in the amount of 25,000 stock options in the Company at a price of $0.25 per share, with a maximum term of two years from the date of this addendum.

IN WITNESS WHEREOF the parties have set their hands and seals this 21 day of May, 1999.


Sportsprize Entertainment Inc.
By it's authorized signatory:

Per:

/s/ [Illegible]
---------------------------------

SIGNED, SEALED AND DELIVERED            )
In the presence of:                     )
                                        )
/s/ Bob Mackay                          )
---------------------------------       )
---------------------------------       )
---------------------------------       )    ----------------------------------
                                        )    Justin Tighm Innovative Games Inc.
                                        )    Per /s/ [Illegible]